Exhibit 4.3

EXECUTION VERSION

NRG YIELD OPERATING LLC

$350,000,000 5.000% Senior Notes Due 2026

REGISTRATION RIGHTS AGREEMENT

NRG YIELD OPERATING LLC

5.000% Senior Notes due 2026

REGISTRATION RIGHTS AGREEMENT

August 18, 2016

J.P. MORGAN SECURITIES LLC
     As Representative of the Initial Purchasers
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

NRG Yield Operating LLC, a limited liability company organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties in Schedule I hereto (each, an “Initial Purchaser” and collectively, the “Initial Purchasers”) for whom you (the “Representative”) are acting as representative, $350,000,000 principal amount of its 5.000% Senior Notes due 2026 (the “Notes”), upon the terms set forth in a purchase agreement (the “Purchase Agreement”) dated as of August 15, 2016, among the Representative, the Company, NRG Yield LLC (“Yield LLC”) and the other guarantors listed on the signature pages thereto (the “Subsidiary Guarantors” and together with the Company and Yield LLC, the “Issuers”) relating to the initial placement of the Notes (the “Initial Placement”).  The Company’s obligations under the Notes and the Indenture (as defined below) will be jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior basis, by Yield LLC and the Subsidiary Guarantors.  The Notes and the Guarantees are herein referred to as the “Securities.” The Securities are to be issued under an indenture, dated the date hereof (the “Indenture”), between the Company, Yield LLC, the Subsidiary Guarantors and Law Debenture Trust Company of New York, as trustee (the “Trustee”).  To induce the Representative to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Issuers agree with you for your benefit and the benefit of the holders from time to time of the Securities and Exchange Notes (including the Initial Purchasers) (each a “Holder” and, together, the “Holders”), as follows:

1.     Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(l) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Notes any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for Exchange Notes.

“Exchange Notes” shall mean debt securities of the Issuers identical in all material respects to the Securities (except that the transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Exchange Notes Indenture.

“Exchange Notes Indenture” shall mean an indenture among the Issuers and the Exchange Notes Trustee, identical in all material respects to the Indenture (except that the transfer restrictions shall be modified or eliminated, as appropriate), which may be the Indenture if in the terms thereof appropriate provision is made for the Exchange Notes.

“Exchange Notes Trustee” shall mean a bank or trust company reasonably satisfactory to the Representative, as trustee with respect to the Exchange Notes under the Exchange Notes Indenture.

“Exchange Offer” shall mean the proposed offer of the Issuers to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the Exchange Notes.

“Exchange Offer Registration Period” shall mean the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Issuers on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Final Offering Memorandum” shall have the meaning set forth in the Purchase Agreement.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority.

“Guarantees” shall have the meaning set forth in the preamble hereto.

“Subsidiary Guarantors” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Issuers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, the Holders of a majority of the aggregate principal amount of Securities and Exchange Notes registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“Notes” shall have the meaning set forth in the preamble hereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean each of the Notes (and the related Guarantee) until the earliest to occur of: (A) the date on which such Note (and the related Guarantee) has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer; (B) following the exchange by a Broker-Dealer in the Exchange Offer of a Note (and the related Guarantee) for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (C) the date on which such Note (and the related Guarantee) has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement; or (D) the date on which such Note (and the related Guarantee) is actually sold pursuant to Rule 144 under the Act; provided that a Note will not cease to be a Registrable Security for purposes of the Exchange Offer by virtue of this clause (D).

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the

Securities or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Representative” shall have the meaning set forth in the preamble hereto.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(c) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Special Interest” shall have the meaning set forth in Section 8 hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trustee” shall have the meaning set forth in the preamble hereto.

“underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2.     Exchange Offer.

(a)   Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will:

(i)            use all commercially reasonable efforts to cause to be filed with the Commission, after the Closing Date, a Registration Statement; and

(ii)           use all commercially reasonable efforts to cause such Registration Statement to become effective under the Act within 365 days of the Closing Date.

(b)   Upon the effectiveness of the Exchange Offer Registration Statement, unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers shall promptly commence the Exchange Offer.

(c)   In connection with the Exchange Offer, the Issuers shall:

(i)            mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)           keep the Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii)          use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required, under the Act in order to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)          utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, the Exchange Notes Trustee or an Affiliate of either of them;

(v)           permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer is open;

(vi)          prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Issuers are conducting the Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Issuers’ information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes; and

(vii)         comply in all respects with all applicable laws.

(d)   As soon as practicable after the close of the Exchange Offer, the Issuers shall:

(i)            accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer;

(ii)           deliver to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

(iii)          cause the Exchange Notes Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Notes equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e)   Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Notes obtained by such Holder in exchange for Securities acquired by such Holder directly from any Issuer or one of its Affiliates.  Accordingly, each Holder participating in the Exchange Offer shall be required to represent to the Issuers that, at the time of the consummation of the Exchange Offer:

(i)            any Exchange Notes received by such Holder will be acquired in the ordinary course of business;

(ii)           such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the Exchange Notes within the meaning of the Act; and

(iii)          such Holder is not an Affiliate of any Issuer.

(f)    If any Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Issuers shall issue and deliver to such Initial Purchaser or the Person purchasing Exchange Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Notes.  The Issuers shall use their best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Exchange Offer.

3.     Shelf Registration.

(a)   If (i) the Issuers are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Registrable Securities notifies the Company prior to the 20th Business Day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a Broker-Dealer and owns Securities acquired directly from the Company or an Affiliate of the Company, the Issuers shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b)   If obligated to file the Shelf Registration Statement, as applicable, the Issuers shall use all commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such obligation arises and shall use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises; such Shelf Registration Statement shall relate to the offer and sale of the Securities or the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(c)   The Issuers shall use their best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until (A) the second anniversary thereof or (B) the date upon which all the Securities or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.  The Issuers shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if any of them voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Issuers in good faith and for valid business reasons (not including avoidance of such Issuer’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

(d)   The Issuers shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made), not misleading.

4.     Additional Registration Procedures.  In connection with any Exchange Offer Registration Statement and, to the extent applicable, any Shelf Registration Statement, the following provisions shall apply.

(a)   The Issuers shall:

(i)            furnish to the Representative and to counsel for the Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their best efforts to reflect in each such document, when so filed with the Commission, such comments as the Representative reasonably proposes;

(ii)           include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement; in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer; in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement; and in Annex D hereto in the letter of transmittal delivered pursuant to the Exchange Offer;

(iii)          if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)          in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

(b)   The Issuers shall ensure that:

(i)            any Registration Statement, any amendment thereto, any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii)           any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)   The Issuers shall advise the Representative, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested by the Representative or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) of this Section 4(c) shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuers shall have remedied the basis for such suspension):

(i)            when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)          of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose;

(iv)          of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and

(v)           of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)   The Issuers shall use their best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)   The Issuers shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)    The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including any preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  The Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)   The Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h)   The Issuers shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request.  The Issuers consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)    Prior to the Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Issuers shall arrange, if necessary, for the qualification of the Securities or the Exchange Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall any issuer be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

(j)    The Issuers shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Exchange Notes or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k)           (i)            Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Issuers shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to initial purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4.

(ii)           Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of any Issuer, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Issuer shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) of this Section 4(k), or until it is advised in writing by any Issuer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any 12-month period.

(l)    Not later than the effective date of any Registration Statement, the Issuers shall provide a CUSIP number for the Securities or the Exchange Notes, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

(m)  The Issuers shall comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement.

(n)   The Issuers shall cause the Indenture or the Exchange Notes Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

(o)   The Issuers may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such securities as the Issuers may from time to time reasonably require for inclusion in such Registration Statement.  The Issuers may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(p)   In the case of any Shelf Registration Statement, the Issuers shall enter into customary agreements (including if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(q)   In the case of any Shelf Registration Statement, the Issuers shall:

(i)            make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Issuers and their subsidiaries;

(ii)           cause the officers, directors, employees, accountants and auditors of any Issuer to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations;

(iii)          make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)          obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in primary underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v)           obtain “comfort” letters and updates thereof from the independent certified public accountants of Yield LLC (and, if necessary, any other independent certified public accountants of any subsidiary of Yield LLC or of any business acquired by Yield LLC for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi)          deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r)    In the case of any Exchange Offer Registration Statement, the Issuers shall, if requested by an Initial Purchaser or by a Broker-Dealer that holds Securities that were acquired as a result of market-making or other trading activities:

(i)            make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries;

(ii)           cause the officers, directors, employees, accountants and auditors of any Issuer to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

(iii)          make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)          obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel), addressed to the requesting party, covering such matters as are customarily covered in opinions requested in primary underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v)           obtain “comfort” letters and updates thereof from the independent certified public accountants of Yield LLC (and, if necessary, any other independent certified public accountants of any subsidiary of Yield LLC or of any business acquired by Yield LLC for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under AT section 201, Agreed-Upon Procedures Engagements, covering matters requested by the requesting party or its counsel; and

(vi)          deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at the close of the Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s)    If an Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes, the Issuers shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the Exchange Notes.  In no event shall the Securities be marked as paid or otherwise satisfied.

(t)    The Issuers shall use their best efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the Exchange Notes, as the case may be, covered by a Registration Statement.

(u)   In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers shall assist such Broker-Dealer in complying with the FINRA Rules.

(v)   The Issuers shall use their best efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Notes, as the case may be, covered by a Registration Statement.

5.     Registration Expenses.  The Issuers shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

6.     Indemnification and Contribution.

(a)   Each of the Issuers jointly and severally agrees to indemnify and hold harmless each Holder of Securities or Exchange Notes, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, and their respective affiliates and each Person who controls any such Holder, Initial Purchaser, Exchanging Dealer or affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the party claiming indemnification specifically for inclusion therein.  This indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.

Each of the Issuers also jointly and severally agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) to Losses, as defined below, of each underwriter, if any, of Securities or Exchange Notes, as the case may be, registered under a Shelf Registration Statement, their respective affiliates and each Person who controls such underwriter or affiliate on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

(b)   Each Holder of Securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their respective directors, each of their respective officers who signs such Registration Statement and each Person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c)   Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the initiation of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of an Exchange Note, applicable to the Security that was exchangeable into such Exchange Note, as set forth in the Final Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Offering Memorandum.  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Notes, as applicable, registered under the Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer of any Issuer who shall have signed the Registration Statement and each director of any Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)   The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the

Issuers or any of the indemnified Persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.     Underwritten Registrations.

(a)   If any of the Securities or Exchange Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

(b)   No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person’s Securities or Exchange Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.     Registration Defaults.  If any of the following events (each, a “Registration Default”) shall occur, then the Issuers shall pay liquidated damages (the “Special Interest”) to the Holders of Securities in respect of the Securities as follows:

(a)   if the Issuers fail to consummate the Exchange Offer within 365 Business Days following the Closing Date; or

(b)   if the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities during the periods specified in this Agreement, then, in each case, as of the date any such event occurs, Special Interest shall accrue on the Registrable Securities at a rate of 0.25% per annum of the principal amount of Registrable Securities outstanding for the first 90 days from and including such date; thereafter, the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 1.0% per annum of the principal amount of the Registrable Securities outstanding.  All accrued Special Interest will be paid by the Issuers on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.  A Registration Default shall have been cured for purposes hereof (1) upon consummation of the Exchange Offer (in the case of paragraph (a) above) or (2) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of paragraph (b) above).  Immediately upon the cure of all Registration Defaults, the accrual of Special Interest will cease.

9.     No Inconsistent Agreements.  No Issuer has, as of the date hereof, entered into, nor shall it, on or after the date hereof, any agreement with respect to its Securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10.  Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of the Representative and each Holder.  Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.

11.  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)   if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b)   if to the Representative, initially at the address set forth in the Purchase Agreement; and

(c)   if to the Issuers, initially at the address of the Company set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.  The Representative or the Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.  Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.  Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Securities and the Exchange Notes, and the indemnified Persons referred to in Section 6 hereof.  The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Securities or the Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14.  Counterparts.  This Agreement may be in signed counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.  Headings.  The headings used herein are for convenience only and shall not affect the construction hereof.

16.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.  Severability.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.  Securities Held by the Issuers.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Notes is required hereunder, Securities or Exchange Notes, as applicable, held by any Issuer or its Affiliates (other than subsequent Holders of Securities or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Issuers and the several Initial Purchasers.

Very truly yours,

NRG YIELD OPERATING LLC, as Issuer

By:	/s/ Christopher S. Sotos
Name:	Christopher S. Sotos
Title:	President and Chief Executive Officer

NRG YIELD LLC, as Parent Guarantor

By:	/s/ Brian Curci
Name:	Brian Curci
Title:	Secretary

ALTA WIND 1-5 HOLDING COMPANY, LLC
ALTA WIND COMPANY, LLC
NRG ENERGY CENTER OMAHA LLC
NRG ENERGY CENTER OMAHA HOLDINGS LLC
NYLD FUEL CELL HOLDINGS LLC
NRG SOUTH TRENT HOLDINGS LLC
NRG YIELD DGPV HOLDING LLC
NRG YIELD RPV HOLDING LLC
UB FUEL CELL, LLC, as Subsidiary Guarantors

By:	/s/ Christopher S. Sotos
Name:	Christopher S. Sotos
Title:	President

[Signature Page to Registration Rights Agreement]

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers
By: J.P. Morgan Securities LLC

By:	/s/ Brian A. Tramontozzi
	Name:	Brian A. Tramontozzi
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Initial Purchasers

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

MUFG Securities Americas Inc.

ANNEX A

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes.  The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities.  Each of the Company, Yield LLC and the Subsidiary Guarantors has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this Prospectus available, as amended or supplemented, to any Broker-Dealer for use in connection with any such resale.  See “Plan of Distribution”.

A-1

ANNEX B

Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities.  See “Plan of Distribution”.

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ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities.  The Company, Yield LLC and each of the Subsidiary Guarantors has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.  In addition, until           , 20  , all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.

The Company, Yield LLC and the Subsidiary Guarantors will not receive any proceeds from any sale of Exchange Notes by brokers-dealers.  Exchange Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes.  Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of one year after the expiration date, each of the Company, Yield LLC and the Subsidiary Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal.  Each of the company and the guarantors has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

C-1

ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any Person to participate in a distribution of the Exchange Notes.  If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1